UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PDI, INC.
(Name of Registrant as Specified in Its Charter)

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April 28, 2015
Dear Stockholder:
It is my pleasure to invite you to attend PDI’s Annual Meeting of Stockholders to be held on June 3, 2015, at 4:00 p.m., Eastern Time. The Annual Meeting will be held at our corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, in Parsippany, New Jersey. During our Annual Meeting, we will discuss each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement and I will present an update on our business operations. There also will be time for questions.
The accompanying Notice of Annual Meeting, Proxy Statement and proxy card provide information about PDI in addition to describing the business we will conduct at the Annual Meeting. We urge you to read this information carefully.
Your vote is important. You may vote on the Internet, as described in the instructions you receive; by mail, using the proxy card you receive; or in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented.
We are delighted to have you as a stockholder of PDI and thank you for your ongoing support.
Sincerely,

Nancy S. Lurker
Chief Executive Officer
Morris Corporate Center 1, 300 Interpace Parkway, Parsippany, New Jersey 07054
Phone: 862.207.7800 · Toll Free: 800.242.7494 · www.pdi-inc.com

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2015
________________________
To the Stockholders of PDI, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of PDI, Inc. (“PDI” or the “Company”) will be held at our corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054 on June 3, 2015 at 4:00 p.m., Eastern Time. At the Annual Meeting, you will be asked:

1.	To elect two Class II directors of the Company, who will serve for a term of three years;

2.	To conduct a nonbinding advisory vote on a resolution approving the compensation of our named executive officers;

3.	To approve an amendment to our Amended and Restated 2004 Stock Award and Incentive Plan increasing the shares authorized for awards thereunder by 2,450,000;

4.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000; and

5.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
We may transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only the stockholders of record at the close of business on April 17, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, we hope you will take the time to vote your shares.
By order of the Board of Directors,

Gerald P. Belle
Chairman
Dated:    April 28, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2015
The Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders and
Annual Report on Form 10-K are available on the Internet at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07087

PROXY STATEMENT

Table of Contents

Topic General Information about the Annual Meeting and Voting	Page 1
Proposal No. 1 - Election of Directors	6
Governance of the Company	10
Information about the Compensation of our Directors	15
Security Ownership of Certain Beneficial Owners and Management	17
Executive Officers	20
Information about our Executive Compensation	21
Proposal No. 2 - Advisory Vote on Executive Compensation	33
Proposal No. 3 - Approval of Amendment to Our Amended and Restated 2004 Stock Award and Incentive Plan Increasing Shares Authorized by 2,450,000	34
Proposal No. 4 - Approval of Amendment To Our Certificate Of Incorporation To Increase The Number Of Authorized Shares Of Common Stock From 40,000,000 to 100,000,000	48
Proposal No. 5 - Ratification of Appointment of Our Independent Registered Public Accounting Firm	50
Audit Committee Report	51
Certain Relationships and Related Transactions	52
Risk Oversight by the Board	53
Other Matters	53
Additional Information	53

-i-

General Information About the Annual Meeting and Voting
_______________________
Why are you receiving these proxy materials?
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of PDI, Inc., a Delaware corporation (the “Company”, “PDI”, “we”, “us” or “our”), of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at PDI’s corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054 on June 3, 2015 at 4:00 p.m., Eastern Time, and for any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our Board knows of no other business which will come before the Annual Meeting. This Proxy Statement will be mailed to stockholders on or about May 5, 2015.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date, April 17, 2015, may vote at the Annual Meeting. There were 16,198,587 shares of our common stock outstanding on April 17, 2015. During the 10 days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Patrick K. Kane, our Vice President and Corporate Controller, at (800) 242-7494 to arrange a visit to our offices for the inspection.
What are the voting rights of the holders of our common stock?
Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.
How can you vote?
Record Owners
If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:
1.    Over the Internet – If you have Internet access, you may authorize the voting of your shares by accessing www.voteproxy.com and following the instructions set forth on the enclosed proxy card. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions.
2.    By Telephone – You may call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. You must have your proxy card available when you call, and use the Company Number and Account Number that are shown on your proxy card. Your shares will be voted according to your instructions.

3.    By Mail – Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Unsigned proxy cards will not be voted.
4.    In Person at the Meeting – If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.
Beneficial Owners and Broker Non-Votes
A significant portion of our stockholders hold their shares in “street name” through a stockbroker, bank, or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares. If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.
Stockbrokers, banks, or other nominees who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm. However, stockbrokers, banks or other nominees will not have this discretionary authority with respect to the election of directors or the advisory proposal relating to executive compensation. As a result, if the beneficial owners have not provided voting instructions (commonly referred to as “broker non-votes”) with respect to the election of directors (Proposal No. 1), the advisory proposal relating to executive compensation (Proposal No. 2), the approval of an amendment to our Amended and Restated 2004 Stock Award and Incentive Plan (Proposal No. 3) or the approval of an amendment to our Certificate of Incorporation (Proposal No. 4), those beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be voted and will be considered to be an abstention, having no effect on the vote for such proposals. However, inasmuch as a majority of the shares of our common stock represented at the meeting in person or by proxy is required to approve “Proposal No. 2 – Advisory vote on executive compensation”, “Proposal No. 3 – Approval of amendment to our Amended and Restated 2004 Stock Award and Incentive Plan increasing shares authorized by 2,450,000”, “Proposal No. 4 – Amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000” and “Proposal No. 5 – Ratification of appointment of our independent registered public accounting”, broker non-votes will have the effect of votes against such proposal.
Can you change your vote or revoke your proxy?

If you have signed and returned the enclosed proxy card, you may revoke it at any time before it is voted by: (i) submitting to us a properly executed proxy bearing a later date; (ii) submitting to us a written revocation of the proxy; or (iii) voting in person at the Annual Meeting.
If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee in accordance with the instructions you have received from them.
What is a proxy?
A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies, Nancy S. Lurker, our Chief Executive Officer, and Graham G. Miao, our Executive Vice President, Chief Financial Officer and Treasurer. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.
How will your proxy vote your shares?
The persons acting as proxies pursuant to the enclosed proxy card will vote the shares represented as directed in the signed proxy card. Unless otherwise directed in the proxy card, the proxy holders will vote the shares represented by the proxy card: (i) FOR the election or re-election of the two Class II director nominees named in this Proxy Statement (Proposal No. 1); (ii) FOR approval of the nonbinding advisory resolution to approve executive compensation (Proposal No. 2); (iii) FOR approval of an amendment to our Amended and Restated 2004 Stock Award and Incentive Plan increasing the shares authorized for awards thereunder by 2,450,000 (Proposal No. 3); (iv) FOR approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000 (Proposal No. 4); (v) FOR ratification of the appointment of BDO USA, LLP (“BDO”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2015 (Proposal No. 5); and (v) in the proxy holders’ discretion, on any other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.
What constitutes a quorum?
A quorum will be present at the Annual Meeting if holders of a majority of the shares of common stock outstanding on the record date are represented at the Annual Meeting in person or by proxy. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the Annual Meeting.
What vote is required to approve each matter and how are votes counted?

Proposal No. 1: Election of Two Class II directors. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes cast “FOR” such nominees. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.
Proposal No. 2: Nonbinding Advisory Vote on Resolution to Approve Executive Compensation. A majority of the votes cast at the Annual Meeting is required to approve this proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted and will have the same effect as a vote against the proposal. In addition, broker non-votes will be excluded entirely from the vote and will, therefore, have the same effect as a vote against the proposal.
Proposal No. 3: Approval of amendment to our Amended and Restated 2004 Stock Award and Incentive Plan increasing shares authorized by 2,450,000. A majority of the votes cast at the Annual Meeting is required to approve this proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted and will have the same effect as a vote against the proposal. In addition, broker non-votes will be excluded entirely from the vote and will, therefore, have the same effect as a vote against the proposal.
Proposal No. 4: Approval of amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000. The affirmative vote of the holders of the stock of the Company entitled to vote at the Annual Meeting is required to approve this proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted and will have the same effect as a vote against the proposal. In addition, broker non-votes will be excluded entirely from the vote and will, therefore, have the same effect as a vote against the proposal.
Proposal No. 5: Ratification of Appointment of our Independent Registered Public Accounting Firm. A majority of the votes cast at the Annual Meeting is required to approve this proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted and will have the same effect as a vote against the proposal. In addition, broker non-votes will be excluded entirely from the vote and will, therefore, have the same effect as a vote against the proposal.
Why are you being asked to ratify the appointment of BDO?
Although stockholder approval of the Audit Committee’s selection of BDO as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of BDO, but will not be required to take any action.

Are there other matters to be voted on at the Annual Meeting?
We do not know of any other matters that may come before the Annual Meeting other than the election of the Class II directors (Proposal No. 1), the say-on-pay advisory vote on approval of our executive compensation (Proposal No. 2), approval of an amendment to our Amended and Restated 2004 Stock Award and Incentive Plan increasing the shares authorized for awards thereunder by 2,450,000 (Proposal No. 3), approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000 (Proposal No. 4) and the ratification of the appointment of our independent registered public accounting firm (Proposal No. 5). If any other matters are properly presented to the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.
Where can you find the voting results?
Voting results will be reported in a current report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.
Who is soliciting proxies, how are they being solicited, and who pays the cost?
The solicitation of proxies is being made on behalf of our Board and we will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees who will not receive additional compensation for those services, or by an outside firm, telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.
Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?
BDO served as our independent registered public accounting firm for the fiscal year ended December 31, 2014 and audited our financial statements for such year. We expect that one or more representatives of BDO will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the Annual Meeting.
How may you obtain additional copies of our Annual Report on Form 10-K or this Proxy Statement?
You may request a copy of our annual report on Form 10-K for the year ended December 31, 2014 or this Proxy Statement to be sent to you for no charge, by writing to PDI, Inc., Attn:

Corporate Controller, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054.
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
The Board currently consists of six members and is divided into three classes, with two directors in Class I, two directors in Class II and two directors in Class III. Directors serve for three-year terms with one class of directors being elected by the Company’s stockholders at each annual meeting.
At the Annual Meeting, two Class II directors will be elected to serve until the annual meeting of stockholders in 2018 and until the director’s successor is elected and qualified. Gerald P. Belle and Nancy S. Lurker are the nominees for election or re-election as Class II directors. The nominees have been approved, recommended and nominated for election or re-election to the Board by the Nominating and Corporate Governance Committee (the “Nominating Committee”) and by the Board. The accompanying proxy will be voted for the election of Gerald P. Belle and Nancy S. Lurker as directors, unless the proxy contains instructions otherwise. Management has no reason to believe that Mr. Belle and Ms. Lurker will not stand for election or re-election or will be unable to serve. However, in the event that either of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.
The Board Recommends a Vote FOR
the Election of Gerald P. Belle and Nancy S. Lurker and
Proxies That are Returned Will be so Voted
Unless Otherwise Instructed.
Nominees for Director; Incumbent Directors
Set forth below is information regarding the nominees for re-election as Class II directors and all other members of the Board who will continue in office after the Annual Meeting.

NAME	AGE	CLASS(1)	PRINCIPAL OCCUPATION OR EMPLOYMENT
Stephen J. Sullivan	68	I	Founder of CRO Advisors LLC
John Federspiel	61	I	President of New York Presbyterian/Hudson Valley Hospital
Gerald P. Belle	69	II	Retired
Nancy S. Lurker	57	II	Chief Executive Officer of PDI
Jack E. Stover	62	III	Chief Executive Officer of Zebec Therapeutics LLC
Heinrich Dreismann, Ph.D.	61	III	Retired

(1) The term of the Class I directors expires in 2016; the term of the Class II directors expires in 2018; and the term of the Class III directors expires in 2017.
Nominee for Re-Election as Class II Directors, Term Expiring 2018
Gerald P. Belle joined us as a director in April 2008, and has been the Chairman of the Board since June 2010. From 2004 until his retirement in November 2007, Mr. Belle served as Executive Chairman of Merial Ltd., a global animal health company that was a joint venture between Sanofi-Aventis and Merck & Co. Prior to that, Mr. Belle served as President and Chief Executive Officer, North America Pharmaceuticals for Aventis, Inc. He retired after 35 years of service at Aventis and its predecessor companies. Mr. Belle formerly was chairman of the board of directors of Myrexis Inc. (NASDAQ: MYRX), a biopharmaceutical company, from February 2009 until February 2013. He was a member of the board of directors of Myriad Genetics, Inc. (NASDAQ: MYGN), a genetics diagnostic company, from November 2007 through November 2009. Mr. Belle earned a B.S.B.A. in Marketing from Xavier University in 1968 and an M.B.A. from Northwestern University in 1969.
Mr. Belle has held senior leadership positions in companies in the pharmaceutical and life sciences industries. In addition, his specific experiences, qualifications, and skills in the functions of sales, sales management and general management in the United States, operations in the United States, Asia, Europe and Canada, and financial operations and administration led the Board to conclude that Mr. Belle should serve as a director of the Company.
Nancy S. Lurker joined us as Chief Executive Officer and a director in November 2008. Prior to joining PDI, Ms. Lurker was senior vice-president and chief marketing officer for Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, where she oversaw a product portfolio in multiple therapeutic areas from 2006 to 2007. Prior to that, she served as president and chief executive officer of ImpactRx, Inc. from 2003 to 2006, a privately owned company offering among its services the evaluation of the impact of pharmaceutical promotion on the prescribing behavior of the nation’s highest prescribing physicians. From 2000 to 2003, Ms. Lurker served as group vice president-global primary care products for Pharmacia Corporation (“Pharmacia”), where she led a business unit that commercialized drugs for urology, cardiovascular, central nervous system, respiratory and women’s health. During her time at Pharmacia, Ms. Lurker was also a member of Pharmacia’s U.S. executive management committee, the group responsible for managing all U.S.-based profits as well as all U.S. management policies. Prior to her employment at Pharmacia, Ms. Lurker spent 14 years at Bristol-Myers Squibb. During her 14 years at Bristol-Myers Squibb (“BMS”), Ms. Lurker rose from senior sales representative at Mead Johnson, a subsidiary of BMS at the time, to various product management and business development positions, ultimately becoming senior director-worldwide cardiovascular franchise management. Ms. Lurker currently serves as a member of the board of directors of Mallinckrodt Pharmaceuticals, plc (NYSE: MNK), since June 2013. Ms. Lurker was a member of the board of directors of Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) from 2011 through January 2015, Elan Pharmaceuticals (“Elan”) during 2005 and 2006 (Elan was acquired by Perrigo Company plc in December 2013) and of ConjuChem Biotechnologies Inc. from 2004 to 2006. Ms. Lurker received a B.S. in Biology with high honors from Seattle Pacific University and an M.B.A. from the University of Evansville in Evansville, Indiana.
Ms. Lurker has led PDI as Chief Executive Officer since November 2008 and held senior leadership roles in pharmaceutical companies and services companies serving the pharmaceutical industry. In addition, her skills in strategy, sales and operations led the Board to conclude that Ms. Lurker should serve as a director of the Company.
Incumbent Class III Director, Term Expiring 2017
Jack E. Stover joined us as a director in August 2005 and is Chairman of the Audit Committee of the Company. Mr. Stover has been Chief Executive Officer of Zebec Therapeutics LLC (“Zebec”) since April 2014. Zebec is the successor to Quadrant Pharmaceuticals LLC, which Mr. Stover co-founded and was President and Director of from September 2013 to April 2014. From 2009 to February 2012, Mr. Stover served as the executive chairman of Targeted Nano Therapeutics LLC, a privately held biotechnology company focused on targeted delivery of peptides and proteins. Mr. Stover was also chairman of the audit committee and a member of the board of directors of Arbios Systems Inc. (NASDAQ: ABOS from 2005 to 2008 and a member of the board of directors of Influmedix, Inc. from 2010 to 2011. From 2004 to 2008, he served as chief executive officer, president and director of Antares Pharma, Inc., a publicly held specialty pharmaceutical company listed on the American Stock Exchange. Prior to that, Mr. Stover was executive vice president and chief financial officer of Sicor, Inc., a publicly held company which manufactured and marketed injectable pharmaceutical products, and which was acquired by Teva Pharmaceutical Industries. Prior to that, Mr. Stover was executive vice president and director of a proprietary women’s pharmaceutical company, Gynetics, Inc. (“Gynetics”), and before Gynetics, he was senior vice president and director of B. Braun Medical, Inc., a private global medical device and pharmaceutical company. For more than five years prior to that, Mr. Stover was a partner with PricewaterhouseCoopers (then Coopers and Lybrand), working in the bioscience industry division in New Jersey. Mr. Stover received his B.A. in Accounting from Lehigh University and is a Certified Public Accountant.

Mr. Stover has held senior leadership positions in the pharmaceutical industry. In addition, his specific experience and skills in the areas of general operations, and financial operations and administration, led the Board to conclude that Mr. Stover should serve as a director of the Company.
Incumbent Class I Directors, Term Expiring 2016
Stephen J. Sullivan joined us as a director in September 2004, and is the Chairman of our Compensation & Management Development Committee (the “Compensation Committee”). In early 2010, Mr. Sullivan founded CRO Advisors LLC, a specialty consulting firm he continues to head. Previously, Mr. Sullivan was the president and chief executive officer and a member of the board of directors of Harlan Laboratories, Inc. (“Harlan”), a privately held global provider of preclinical research tools and services, from February 2006 through January 2010, when he retired from that position. Prior to joining Harlan in 2006, Mr. Sullivan was a senior vice president of Covance, Inc. (“Covance”) and the president of Covance Central Laboratories, Inc., a major division of Covance. Prior to joining Covance, Mr. Sullivan was chairman and chief executive officer of Xenometrix, Inc., a biotechnology company with proprietary gene expression technology. He successfully merged Xenometrix with Discovery Partners International. Prior to Xenometrix, Mr. Sullivan was vice president and general manager of a global diagnostic sector of Abbott Laboratories. Since June 2013 and May 2013, Mr. Sullivan has been the Chairman of the Board of BioreclamationIVT, LLC, a privately owned bio materials company, and a member of the board of directors of PHT Corporation, a privately owned leader in electronic patient recorded outcomes in clinical trials, respectively. Since April 2011, Mr. Sullivan has been the non-executive Chairman of the Board of Molecular Imaging, Inc., a venture-backed drug discovery services company. Mr. Sullivan graduated from the University of Dayton, was a commissioned officer in the Marine Corps, and completed his M.B.A. in Marketing and Finance at Rutgers University.
Mr. Sullivan has held senior leadership positions in companies in the life sciences and healthcare services industries. His specific qualifications and skills in the areas of general operations, financial operations and administration, and mergers and acquisitions led the Board to conclude that Mr. Sullivan should serve as a director of the Company.
John Federspiel joined us as a director since October 2001, and is the Chairman of the Nominating Committee of the Company. Mr. Federspiel has been president of New York Presbyterian/Hudson Valley Hospital, a 128-bed, short-term, acute care, not-for-profit hospital in Westchester County, New York, since 1987. Prior to joining Hudson Valley Hospital in 1987, Mr. Federspiel spent 10 years in health administration, holding a variety of executive leadership positions. Mr. Federspiel has served as an appointed member of the State Hospital Review and Planning Council, and has served as chairman of the Northern Metropolitan Hospital Association. Mr. Federspiel received a B.S. degree from Ohio State University in 1975 and an M.B.A. from Temple University in 1977.
Mr. Federspiel has held senior leadership positions in the hospital and healthcare industries. His specific experiences, qualifications, attributes and skills in the areas of operations and strategy led the Board to conclude that Mr. Federspiel should serve as a director of the Company.

Heiner Dreismann, Ph.D. joined us as a director in August 2014. Dr. Dreisman served as the Interim CEO for GeneNews Limited, a molecular diagnostic test and personalized health management company, from 2009 to June 2013. From 2006 to 2009, Dr. Dreismann served as the CEO of Vectrant Technologies, Inc., a diagnostics company. Prior to that, Dr. Dreismann had a successful career at the Roche Group from 1985 to 2006 where he held several senior positions, including President and CEO of Roche Molecular Systems, Head of Global Business Development for Roche Diagnostics and Member of Roche’s Global Diagnostic Executive Committee. Dr. Dreismann currently serves on the board of directors of the following public companies: GeneNews (TSX: GEN) (2006 to present) and Myriad Genetics (NASDAQ: MYGN) (June 2010 to present); and previously served on the boards of directors of the following public companies: Med BioGene Inc. (TSX: MBI) (2008 to May 2014) and Shrink Nanotechnologies, Inc. (OTC: INKN) (2009 to November 2011). He currently serves on the boards of directors of the following private companies: Adarza BioSystems, Inc. (April 2011 to present), AdvanDx, Inc. (January 2012 to present), Dynex Technologies (2007 to present), Ignyta, Inc. (October 2013 to present), Magellan Diagnostics (2007 to present), Singulex, Inc. (2007 to present), Spinomix SA (February 2011 to present) and Stratos Genomics (March 2010 to present). Dr. Dreismann has also previously serviced the boards of directors for several other public and privately held companies.
Dr. Dreismann received his Ph.D., summa cum laude, in microbiology/molecular biology and his master’s degree in biology from the University of Münster, and completed a postdoctoral fellowship at the Saclay Nuclear Research Centre. Dr. Dreismann is a current member of the European Diagnostic Manufacturers Association, the American Society for Microbiology, and New York Academy of Sciences.
Dr. Dreismann provides the Board with important business and managerial expertise from his more than 20 years at Roche, including specific expertise in developing and commercially launching diagnostic products. Dr. Dreismann’s scientific background and expertise also enable Dr. Dreismann to provide the Board with technical advice on product research and development. His diversified background of managing and serving as a director of several companies in the health care industry led the Board to conclude that Dr. Dreismann should serve as a director of the Company.
GOVERNANCE OF THE COMPANY
Director Independence
Our Board has determined that Messrs.  Sullivan, Federspiel, Stover and Belle and Dr. Dreismann, are independent within the meaning of the applicable rules and regulations of the SEC and The Nasdaq Stock Market, LLC (“NASDAQ”).
Corporate Governance and Code of Business Conduct
Our Board has adopted a written Code of Business Conduct that applies to our directors, officers, and employees, as well as Corporate Governance Guidelines applicable specifically to our Board. You can find links to these documents in the “Investor Relations” section of our website page at www.pdi-inc.com. The content contained in, or that can be accessed through, our website is not incorporated into this Proxy Statement. Disclosure regarding any amendments to, or any waivers from, a provision of our Code of Business Conduct that applies to one or more of our directors, our principal executive officer, our principal financial or our principal accounting officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, or posted on our website (www.pdi-inc.com).
Board Leadership and Structure
The Chairman of the Board, who is currently an independent director, presides at all meetings of the Board. Mr. Belle serves as the Chairman of the Board, and Ms. Lurker, our Chief Executive Officer, serves as a director.
The Board believes that having an independent director serve as Chairman of the Board is in the best interests of our stockholders. This structure provides more direct independent oversight over us and active participation of our independent directors in setting agendas and establishing policies and procedures of our Board. Further, this structure permits our Chief Executive Officer to focus on the management of our day to day operations.
The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and our stockholders.
Board Meetings, Committees and Observer Right
During the year ended December 31, 2014, the Board held 7 meetings, the Audit Committee held 5 meetings, the Compensation Committee held 8 meetings, and the Nominating Committee held 5 meetings. Each committee member is a non-employee director of the Company who meets the independence requirements of NASDAQ and applicable law. Dr. Dreismann attended each of our Board meetings and the committee meetings for which he is a member since he joined us in August 2014. Each of our other incumbent directors attended at least 75% of the total number of Board meetings and committee meetings on which he or she served during 2014. We have adopted a policy encouraging our directors to attend annual meetings of stockholders. All of our directors attended our annual stockholders’ meeting held on June 4, 2014. Our Board has three standing committees, each of which is described below.
Audit Committee
The Audit Committee is currently comprised of Messrs. Stover (chairperson) and Belle and Dr. Dreismann. The primary purposes of our Audit Committee are to assist the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control, legal compliance and risk management functions of the Company, including, without limitation, assisting the Board’s oversight of: (i) the integrity of our financial statements; (ii) the effectiveness of our internal control over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent registered public accounting firm; and (v) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee is also responsible for preparing the report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement.
Our Board has determined that each member of our Audit Committee is independent within the meaning of the rules of NASDAQ and as required by the Audit Committee charter. Our Board has determined that the chairperson of the Audit Committee, Mr. Stover, is an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Audit Committee and our Board have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described in the section of this Proxy Statement entitled “Policies on Communicating with our Board and Reporting of Concerns Regarding Accounting or Auditing Matters.”
Our Audit Committee Charter is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.
Compensation & Management Development Committee
The Compensation Committee is currently comprised of Messrs.  Sullivan (chairperson) and Federspiel and Dr. Dreismann. Dr. Dreismann was appointed to the Compensation Committee effective November 12, 2014. Each member of our Compensation Committee is “independent” within the meaning of the rules of NASDAQ and as required by the Compensation Committee charter. The primary purposes of our Compensation Committee are: (i) to establish and maintain our executive compensation policies consistent with corporate objectives and stockholder interests; (ii) to oversee the competency and qualifications of our senior management personnel and the provisions of senior management succession planning; and (iii) to advise the Board with respect to director compensation issues. The Compensation Committee also administers our equity compensation plans.
The Compensation Committee provides overall guidance for our executive compensation policies and determines the value and elements of compensation for our executive officers, except for our Chief Executive Officer, whose compensation is approved by independent members of our Board. In making its determinations with respect to executive compensation, the Compensation Committee retained the services of an independent compensation consultant, Buck Consultants, LLC (“Buck Consultants”), to assist with the design of our executive compensation and short and long term incentive programs. Buck Consultants does not provide any services to PDI other than executive compensation and short and long term incentive programs. We believe that the use of an independent compensation consultant provides additional expertise to help us structure our executive compensation arrangements in a manner that is reasonable and consistent with our objectives, and is in alignment with survey data we use for benchmarking purposes and external market trends.
Our Compensation Committee Charter is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.

Nominating and Corporate Governance Committee
The Nominating Committee is currently comprised of Messrs.  Federspiel (chairperson), Belle and Sullivan. Each member of our Nominating Committee is “independent” within the meaning of the rules of NASDAQ and as required by the Nominating Committee charter. The primary purposes of the Nominating Committee are: (i) to recommend to the Board the nomination of individuals who are qualified to serve as our directors and on committees of the Board; (ii) to advise the Board with respect to the composition, size, structure and procedures of the Board; (iii) to advise the Board with respect to the composition, size and membership of the Board’s committees; (iv) to advise the Board with respect to corporate governance principles applicable to the Company; and (v) to oversee the evaluation of the Board as a whole and the evaluation of its individual members standing for re-election. The Nominating Committee also has responsibility for reviewing and approving all transactions that are “related party” transactions under SEC rules.
The Nominating Committee does not set specific, minimum qualifications that nominees for director must meet in order for the Nominating Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board. Members of the Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants have also been employed from time to time to help identify candidates. Once a candidate is identified whom the Nominating Committee wants to seriously consider and move toward nomination, the chairperson of the Nominating Committee enters into a discussion with that nominee candidate. Subsequently, the chairperson will discuss the qualifications of the candidate with the other members of the Nominating Committee, and the Nominating Committee will then make a final recommendation with respect to that candidate to the Board.
The Nominating Committee considers many factors when determining the eligibility of candidates for nomination as directors. The Nominating Committee does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board’s deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness. In identifying and recommending nominees for positions on the Board, the Nominating Committee places primary emphasis on: (i) a candidate’s judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) a candidate’s business or other relevant experience; and (iii) the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other members of the Board will build a Board that is effective, collegial and responsive to our needs. The Nominating Committee will consider nominees recommended by stockholders, based on the same criteria described above, provided such nominations comply with the applicable provisions of our Amended and Restated Bylaws (“Bylaws”) and the procedures to be followed in submitting proposals. Stockholders who wish to submit nominees for director for consideration by the Nominating Committee may do so by submitting in writing such nominees’ names and qualifications to PDI, Inc., Attn: Corporate Controller, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054. See “Stockholder Proposals for the 2016 Annual Meeting” for the procedures to be followed by stockholders in submitting proposals, including recommendations for director nominees, to be included in our proxy statement relating to the 2016 annual meeting of stockholders.
Our Nominating Committee Charter is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.
Observer Right
In connection with our acquisition of RedPath Integrated Pathology, Inc. (“RedPath”), we granted an observer right to be present (whether in person or by telephone) at all meetings of the Board to the representative of the equityholders of RedPath (the “Equityholder Representative”). The Equityholder Representative appointed Dr. Dennis M. Smith, Jr. to serve as the observer, and Dr. Smith shall serve as such as long as he is able and willing to serve as the observer.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
As of December 31, 2014, the Compensation Committee consisted of Messrs. Sullivan and Federspiel and Dr. Dreismann. During 2014 and as of the date of this Proxy Statement, no member of our Compensation Committee has ever been an executive officer or employee of ours and no executive officer of ours currently serves, or has served during the last completed year, on the Board, Compensation Committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of our Board or Compensation Committee.
Policies on Communicating with our Board and Reporting of Concerns Regarding Accounting or Auditing Matters
Stockholders may contact an individual director, a committee of our Board or our Board as a group. The name of any specific intended director recipient (or recipients) should be noted in the communication. Communications may be sent to PDI, Inc., Attn: Corporate Controller, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054. Our Corporate Controller will forward such correspondence only to the intended recipients. Prior to forwarding any correspondence, however, the Corporate Controller will review the correspondence and will not forward any communications deemed to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration. In such cases, that correspondence may be forwarded elsewhere in the Company for review and possible response.
Any person who has a concern regarding accounting, internal accounting controls or auditing matters may, in a confidential or anonymous manner, communicate that concern in either of the following manners: (1) by utilizing our Ethics Hotline to report such concerns via a confidential and secure Internet and telephone based reporting system administered by an external vendor, which may be accessed via the Internet at www.guideline.lrn.com or toll-free by telephone at 1-888-577-9483; or (2) by setting forth such concerns in writing and forwarding them in a sealed envelope to the Chairperson of the Audit Committee, PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054, such envelope to be labeled with a legend such as: “Anonymous Submission of Complaint or Concern.”

All communications received through the Ethics Hotline, including concerns about accounting or auditing matters, will be forwarded to the chairperson of our Audit Committee. Additional information on how to access our Ethics Hotline is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.
INFORMATION ABOUT THE COMPENSATION OF OUR DIRECTORS
Each of our non-employee directors receives an annual director’s fee of $40,000, payable quarterly in arrears. The Chairman of the Board receives an additional fee of $30,000 and the Chairperson of each of the Audit Committee, Compensation Committee and Nominating Committee receive an additional annual fee of $25,000, $15,000 and $5,000, respectively. In addition, those non-employee directors sitting on more than one committee receive additional compensation of $5,000 annually. From time to time, the Board may form special committees to address discrete issues and the non-employee directors sitting on such special committees, may receive additional compensation. In 2014, a special advisory committee, consisting of Messrs. Belle, Sullivan and Stover was commissioned and each such director received an additional $12,000 in fees with respect to his service on this special committee. Each non-employee director may defer receipt of Board and committee fees through participation in our Executive Deferred Compensation Plan; however, no non-employee director currently elects to so defer fees. In addition, our non-employee directors are entitled to reimbursement for travel and related expenses incurred in connection with attendance at Board and committee meetings.
Upon initial appointment to the Board, each non-employee director receives $60,000 in restricted stock units (“RSUs”) which vest in equal annual installments over a three-year period. In addition, each non-employee director receives $45,000 in RSUs (with the exception of the Chairman of the Board who receives $60,000 in RSUs), on the date of our annual meeting each year, which RSUs vest in equal annual installments over a three-year period beginning on the first anniversary of the date of grant. Our directors are subject to certain stock ownership guidelines, which are described in the section of this Proxy Statement entitled “Information About Our Executive Compensation – Stock Ownership Guidelines.”
The following table presents information relating to total compensation for our non-employee directors for the year ended December 31, 2014. Information regarding Ms. Lurker’s compensation can be found in the section of this Proxy Statement entitled “Information About Our Executive Compensation Executive Compensation.”

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($)	Nonqualified Compensation Earnings ($)	Total ($)
Gerald P. Belle (2) (3)	$87,000	$59,998	$—	$—	$146,998
Heiner Dreismann (2) (4)	15,326	60,001	—	—	75,327
John Federspiel (2) (5)	50,000	45,001	—	—	95,001
Stephen J. Sullivan (2) (6)	72,000	45,001	—	—	117,001
Jack E. Stover (2) (7)	77,000	45,001	—	—	122,001
John M. Climaco (2) (8)	33,152	45,001	—	—	78,153
Veronica A. Lubatkin (2) (9)	19,286	—	—	—	19,286

(1)
The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to Note 12 - “Stock-Based Compensation” to our consolidated financial statements included with our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.

(2)
Each non-employee director received a grant of 9,956 RSUs on June 4, 2014 (the date of last year’s annual meeting), except Mr. Belle who received 13,274 RSUs and Mr. Dreismann who did not receive an annual grant as was not a director on the date of the grant. These RSUs vest in three substantially equal installments, on June 4, 2015, 2016, and 2017. The fair market value of each RSU on the date of grant was $4.52. Mr. Dreismann received a grant of 16,086 RSUs on August 13, 2014 upon his appointment to the Board. These RSUs vest in three equal installments, on August 13, 2015, 2016, and 2017. The fair market value on the date of grant was $3.73.

(3)
Mr. Belle’s fees represent the annual director’s fee of $40,000, plus the $30,000 Chairman of the Board fee. Mr. Belle also received $12,000 for his participation in the 2014 Special Advisory Committee, plus a fee of $5,000 for serving on multiple committees.

(4)	Mr. Dreismann’s fees represent the prorated portion of his annual director’s fee for his service in 2014. Mr. Dreismann joined us as a member of the Board effective as of August 13, 2014.

(5)
Mr. Federspiel’s fees represent the annual director’s fee of $40,000, an additional $5,000 fee paid to Mr. Federspiel for his service as the Chair of the Nominating Committee, plus a fee of $5,000 for serving on multiple committees.

(6)	Mr. Sullivan’s fees represent the annual director’s fee of $40,000, plus an additional $15,000 fee paid to Mr. Sullivan for his service as Chair of the Compensation Committee. Mr.

Sullivan also received $12,000 for his participation in the 2014 Special Advisory Committee, plus a fee of $5,000 for serving on multiple committees.

(7)
Mr. Stover’s fees represent the annual director’s fee of $40,000 plus an additional $25,000 fee paid to Mr. Stover for his service as the Chair of the Audit Committee. Mr. Stover also received $12,000 for his participation in the 2014 Special Advisory Committee.

(8)	Mr. Climaco’s fees represent the prorated portion of his annual director’s fee for his service in 2014. Mr. Climaco resigned as a member of the Board effective as of October 29, 2014.

(9)
Ms. Lubatkin’s fees represent the prorated portion of her annual director’s fee for her service in 2014. Ms. Lubatkin did not stand for re-election as a member of the Board and her tenure as a member of the Board ended effective as of June 4, 2014.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of April 17, 2015, the number of shares of our common stock beneficially owned by: (i) each stockholder who is known by us to own beneficially in excess of 5% of our outstanding common stock; (ii) each of our current directors; (iii) each of our named executive officers included in the section of this Proxy Statement entitled “Summary Compensation Table”; and (iv) all directors and executive officers as a group.
Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them and all information with respect to beneficial ownership has been furnished to us by the respective stockholder. Except as otherwise listed below, the address of the persons listed below is c/o PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054. The percentage of beneficial ownership is based on 16,198,587 shares of common stock outstanding on April 17, 2015.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Executive officers and directors:
Nancy S. Lurker (2)	977,681	(7)	6.0%
Graham G. Miao (3)	169,973		1.0%
Gerald R. Melillo, Jr. (4)	136,948		*
Gerald P. Belle (5)	154,931	(8)	1.0%
Heiner Dreismann (6)	—		*
John Federspiel (6)	73,787	(9)	*
Jack E. Stover (6)	73,287	(10)	*
Stephen J. Sullivan (6)	71,237	(9)	*
as a group (8 persons)	1,657,844	(7) (8) (9) (10)	10.2%
5% stockholders:
John P. Dugan	4,869,878		30.1%
39 Fort Defiance Hill Road
Garrison, NY 10524 (11)
Heartland Advisors, Inc. (12)	2,715,114		16.8%
789 North Water Street
Milwaukee, WI 53202
Dimensional Fund Advisors LP (13)	1,213,710		7.5%
6300 Bee Cave Road
Austin, TX 78746

* Represents less than 1% of shares of common stock outstanding.

(1)
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares underlying common stock derivatives, such as options and stock appreciation rights (“SARs”) that a person has the right to acquire within 60 days of April 17, 2015. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Currently serves as our Chief Executive Officer and as a member of the Board.

(3)	Currently serves as our Executive Vice President, Chief Financial Officer and Treasurer.

(4)	Currently serves as our President, Sales Services.

(5)	Currently serves as Chairman of the Board.

(6)	Member of the Board.

(7)
Includes 50,000 shares of our common stock held by Ms. Lurker’s spouse, which may be deemed to be beneficially owned by Ms. Lurker. Ms. Lurker disclaims beneficial ownership of the shares of our common stock that are held by her spouse.

(8)	Includes 24,702 RSUs that would vest immediately upon retirement.

(9)	Includes options to purchase 7,500 shares of common stock and 18,527 RSUs that would vest immediately upon retirement.

(10)	Includes options to purchase 10,000 shares of common stock and 18,527 RSUs that would vest immediately upon retirement.

(11)	Includes 618,750 shares of our common stock held by Mr. Dugan’s spouse, which may be deemed to be beneficially owned by Mr. Dugan.

(12)
Represents 2,715,114 shares of common stock beneficially owned by (i) Heartland Advisors, Inc., by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time and (ii) William J. Nasgovitz, by virtue of his control of Heartland Advisors, Inc. This information is based on the Schedule 13G/A filed by Heartland Advisors, Inc. filed with the SEC on February 13, 2015.

(13)
Represents 1,198,806 shares of common stock over which Dimensional Fund Advisors LP has sole power to vote, or to direct the vote, and 14,904 shares of common stock that it indirectly controls by virtue of its status as an investment advisor or sub-advisor to certain other investment companies. This information is based on the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 5, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To the best of our knowledge, based solely on our review of the copies of such forms furnished to us, or written representations that no other forms were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent (10%) stockholders were complied with during the fiscal year ended December 31, 2014.

EXECUTIVE OFFICERS
The following table sets forth the names, ages and principal position of our executive officers as of the date of this Proxy Statement:

Name	Age	Position
Nancy S. Lurker	57	Chief Executive Officer
Graham G. Miao	50	Executive Vice President, Chief Financial Officer and Treasurer
Gerald R. Melillo, Jr.	54	President, Sales Services

The principal occupation and business experience for at least the last five years for each executive officer is set forth below (except for Ms. Lurker, whose business experience is discussed in the section of this Proxy Statement entitled “Nominees for Director; Incumbent Directors”).
Graham G. Miao joined us as Executive Vice President, Chief Financial Officer and Treasurer in October 2014. Prior to joining PDI, Mr. Miao served as Executive Vice President and Chief Financial Officer from September 2011 to September 2014 and held the additional role as interim Co-President and interim Co-Chief Executive Officer from September 2013 to September 2014 of Delcath Systems, Inc. (“Delcath”), a NASDAQ traded specialty pharmaceutical and medical device company focused on cancer treatment. From September 2009 until September 2011, Mr. Miao served as Chief of Staff for the Global CFO Organization and as member of the Financial Leadership Team at Dun & Bradstreet Corporation, a NYSE traded global commercial information services company. Previously, Mr. Miao was Executive Vice President & CFO of Pagoda Pharmaceuticals, a specialty pharmaceuticals and medical device company that was acquired by GlaxoSmithKline. Prior to that, Mr. Miao was Vice President of Strategic Planning & Financial Analysis at Symrise Inc., a global supplier of flavoring and fragrance products. Mr. Miao was also Senior Director at Schering-Plough Corporation (“Schering-Plough”), serving as division CFO for the company’s $3 billion primary care pharmaceuticals franchise. Prior to his time at Schering-Plough, Mr. Miao held senior management positions at Pharmacia Corporation, including Director and Head of Finance for the company’s $1.3 billion Global Oncology franchise where he led finance teams across marketing, sales, medical affairs, business development, and mergers & acquisitions. Earlier in his career, Mr. Miao worked as a biotechnology equity analyst at J.P. Morgan and Co and a biomedical researcher at Roche. Mr. Miao earned an M.B.A. in finance and a Ph.D. in biological sciences from Columbia University, an M.S. in molecular biology from Arizona State University, and a B.S. in biochemistry from Fudan University in Shanghai, China.
Gerald R. Melillo, Jr. joined us as Senior Vice President of Business Development in October 2011 and has since been promoted to President of Sales Services. Prior to joining PDI, Mr. Melillo was general manager of the Southeast Operating Unit for Novartis Pharmaceuticals Corporation, where he was accountable for the operating unit’s commercial activities, from

December 2008 to February 2011. From 2004 to 2008, he was vice president of the ABGIU Business Franchise for Novartis Pharmaceuticals Corporation and responsible for leading marketing and strategic planning for key in-line brands, multiple brand launches, and key partnerships and joint ventures. Prior to joining Novartis Pharmaceuticals Corporation, Mr. Melillo spent 15 years at Pharmacia and a predecessor company, The Upjohn Company, which merged with Pharmacia in 1997. Mr. Melillo received his B.S. in Chemistry from Eckerd College, St. Petersburg, Fla.
INFORMATION ABOUT OUR EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information concerning compensation paid to our Chief Executive Officer and our two other most highly compensated executive officers who served in such capacities on December 31, 2014 (collectively referred to as the “named executive officers”).

SUMMARY COMPENSATION TABLE FOR 2014 and 2013
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	SARs Awards ($)(3)	All Other Compen-sation (4)	Total
Nancy S. Lurker
CEO	2014	$566,500	$169,950	$322,203	$673,443	$39,844	$1,771,940
	2013	566,500	478,853	279,181	279,149	39,058	1,642,741
Graham G. Miao (5)
EVP, CFO and
Treasurer	2014	86,154	—	74,999	75,000	29	236,182
Gerald R. Melillo, Jr.
President, Sales	2014	309,000	77,259	103,985	103,935	32,474	626,653
Services	2013	306,375	182,103	59,824	59,817	26,068	634,187
Jeffrey Smith (6)
Former EVP, CFO	2014	339,480	56,580	161,759	161,674	26,032	745,525
and Treasurer	2013	339,480	199,881	139,590	139,575	25,562	844,088

(1)
The amounts set forth in this column represent discretionary payments to our named executive officers under the annual cash incentive program. In addition, the amount set forth in this column with respect to Mr. Melillo represents commissions earned under his commission plan for 2014 in the amount of $43,269.

(2)
The amounts set forth in this column represent discretionary payments to our named executive officers under the long-term equity incentive plan with the exception of the grant to Mr. Miao, which represents the inducement stock award he received upon joining us outside of such plan, as described more fully below under the heading “Inducement Awards.” The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to note 12 – “Stock-Based Compensation” to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.

(3)
The dollar amounts set forth under the heading “SARs Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to note 12 - ”Stock-Based Compensation” to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.

(4)	For the named executive officers, this column includes the following amounts in 2014:

Name	401(k) Company Match ($)	Term Life/Disability Insurance Payment ($)	Automobile Benefit ($)	Other ($) (1)	Totals ($)
Nancy S. Lurker	$10,386	$258	$15,000	$14,200	$39,844
Graham G. Miao	—	29	—	—	29
Gerald R. Melillo, Jr.	10,400	144	12,000	9,930	32,474
Jeffrey Smith	10,270	762	15,000	—	26,032

(1)
The amounts set forth in this column represent perquisites to Ms. Lurker and Mr. Melillo for financial planning and health services to a maximum of $15,000 for Ms. Lurker and $10,000 for Mr. Melillo. In 2014, only Ms. Lurker used $3,600 of health services.

(5) Mr. Miao joined us as EVP, CFO and Treasurer effective as of October 20, 2014.
(6) Mr. Smith no longer served us as EVP, CFO and Treasurer effective as of October 20, 2014.
Narrative Disclosure to Summary Compensation Table
Base Salary
Base salaries are set with regard to the level of the executive officer’s position within the Company and the individual’s current and historical performance. The base salary levels and any changes to those levels for each executive are reviewed each year by the Compensation Committee (and in the case of the Chief Executive Officer, by the full Board), and adjustments may be based on factors such as new roles and/or responsibilities assumed by the executive and the executive’s impact on our strategic goals and financial performance. While our executives’ base salaries are generally targeted to be consistent with median base salaries for similar positions based on competitive market data, there is no specific weighting applied to any one factor in setting the level of salary, and the process ultimately relies on the evaluation of various factors considered by the

Compensation Committee with respect to each named executive officer (and the full Board, in the case of the Chief Executive Officer). The Compensation Committee also takes into account additional factors such as historical compensation and the individual’s potential to be a key contributor as well as special recruiting and retention situations.
Annual Cash Incentives
The annual cash incentive program provides our executive officers with an opportunity to receive a cash award at the discretion of the Compensation Committee (and the full Board as to the Chief Executive Officer). Annual cash incentive targets and performance metrics are usually determined by the Compensation Committee (and the full Board, as to the Chief Executive Officer) during the first quarter of each fiscal year, based on information provided by the Compensation Committee’s compensation consultant with respect to competitive market data.
The amounts awarded to each named executive officer for 2014 performance under PDI’s 2014 annual cash incentive program were subjectively determined by the Compensation Committee (and the full Board in the case of our Chief Executive Officer) based on the Compensation Committee’s (or in the case of our Chief Executive Officer, the full Board’s) determination of corporate and personal objectives. The factors which the Compensation Committee and the Board considered included, among other things: (i) our financial performance as a whole; (ii) the financial performance of individual business units; (iii) progress towards our strategic objectives; and (iv) the individual performance of each executive. The Compensation Committee reviews the recommendations of our Chief Executive Officer with respect to the performance of Mr. Miao an Mr. Melillo and ultimately makes its own determination of the annual bonus, if any, that will be payable to each of our named executive officers.
Long-Term Equity Incentives
Our executives are also eligible to participate in a long-term equity incentive program each year, which is administered under our Amended and Restated 2004 Stock Incentive Plan. The long-term equity incentive component of our compensation program is used to promote alignment with stockholders and to balance the short-term focus of the annual cash incentive component by linking a substantial part of compensation to our long-term stockholder returns. The Compensation Committee believes that long-term stock-based compensation enhances our ability to attract and retain high quality talent and provides the motivation to improve our long-term financial performance and increase stockholder value.
In 2014, Ms. Lurker and Messrs. Melillo and Smith received annual equity grants of SARs, which vests, subject generally to the officer’s continued service, as to one-third of the grant on each of the three anniversaries of the grant date and RSUs, which vests, subject generally to the officer’s continued service, on the third anniversary of the grant date. These equity awards would also vest upon an earlier termination of the named executive officer due to death, disability or retirement (generally attainment of age 62 with at least 2 years of service). The SARs have a 5 year term and are issued with a base price equal to the fair market value on the date of grant.

Ms. Lurker also received an award of 188,165 SARs that vest based on the satisfaction of service and performance conditions (the “Performance-Based SARs”) as set forth in the following table:

Tranche of Performance-Based SARs	Performance Condition	Time Condition
36,496 SARs	The closing price of the Company’s Common Stock averages at least $7.65 per share over sixty (60) consecutive trading days	One Year of service from date of grant
64,460 SARs	The closing price of the Company’s Common Stock averages at least $10.20 per share over sixty (60) consecutive trading days	Two Years of service from date of grant
87,209 SARs	The closing price of the Company’s Common Stock averages at least $15.30 per share over sixty (60) consecutive trading days	Three Years of service from date of grant

With respect to any tranche of the Performance-Based SARs, Ms. Lurker must be employed by us as of the date both the Time Condition and the Performance Condition are satisfied in order for such tranche of the Performance-Based SARs to become vested. Upon the occurrence of a Change in Control, any unvested portion of the Performance-Based SARs shall vest, if the Company’s stock price as of the date of the Change in Control exceeds the Performance Condition. The Performance-Based SARs also have a 5 year term and are issued with a base price equal to the fair market value on the date of grant.
Mr. Miao received an inducement award consisting of SARs and RSUs upon his commencement of employment with us described more fully below.
Sign-on bonuses may be granted from time to time at the discretion of our Compensation Committee in connection with new hires at the executive officer level. There were no cash sign-on bonuses for any named executive officer in 2014.
Inducement Awards
In order to induce Mr. Miao to accept his position with us, we awarded him inducement RSUs and SARs awards, with a grant date fair value of $75,000 each. The awards were made pursuant to the NASDAQ inducement grant exception.
On October 20, 2014, Mr. Miao was granted 117,187 SARs with a five-year term at a base price of $1.79. The SARs vest over three years, with one-third of the SARs vesting on each of the first three anniversaries of the grant date subject generally to Mr. Miao’s continued service with us through the applicable vesting dates.
Also, on October 20, 2014, Mr. Miao was also granted 41,899 RSUs. The RSUs will vest in full on the third anniversary of the Start Date subject generally to Mr. Miao’s continued service with us through the applicable vesting date.
Perquisites

As a matter of practice, we provide only limited perquisites to our executive officers that are not generally provided to all employees. Executives are eligible for the standard benefits and programs generally available to all of our employees. The value of special perquisites, as well as additional benefits that are available generally to all of our employees, that were provided to each named executive officer in 2014 are set forth in footnote 4 to the Summary Compensation Table.
Deferred Compensation Plan
We allow our executives and directors to elect to defer receipt of cash compensation through participation in the Executive Deferred Compensation Plan. The purpose of this plan is to allow participants to defer receipt of current cash compensation (base salary and annual cash incentives, or annual cash retainers in the case of directors) that could not otherwise be contributed to the participant’s 401(k) account due to federally-imposed limits. In 2014, none of our named executive officers’ and directors made any voluntary contributions to this plan.
Stock Ownership Guidelines
We have had stock ownership guidelines in effect since February 2007, with respect to the accumulation and retention of shares of our common stock delivered through our executive and director compensation plans. The stock ownership guidelines were modified on March 1, 2014. Under the revised guidelines each executive officer and director is expected to acquire, and continue to hold during the term of his or her employment or engagement with the Company, ownership of stock having a value equal to a multiple of his or her annual base salary (or in the case of a non-employee director, such director’s annual fees), depending on his or her title, as indicated in the table below, by the later of March 1, 2019 or five years from the first annual award of common stock. In addition, our executive officers and directors must continue to retain at least 50% of the net shares delivered through our equity compensation plans until the applicable salary or fee multiple has been achieved.

Title	Annual Base Salary Multiple
CEO	3x
CFO	3x
President, Sales Services	2x
Other Executive Officers	1x
Annual Fee Multiple
Non-Employee Director	3x

If as of the later of (a) March 1, 2019 or (b) five years from the date on which an executive officer or director receive his or her first annual award of common stock, an executive officer or director has not met the stock ownership requirements, then, until the executive officer or director meets the stock ownership requirements, such individual must retain 100% of the net shares delivered through the Company’s equity plans. If an executive officer or director does not comply with the stock ownership guidelines, the Compensation Committee may exercise its discretion to reduce future long-term incentive grants and/or make payments of future short-term incentive compensation (annual cash incentives) in the form of restricted common stock.
Compensation Features Intended to Prevent Excessive Risk Taking
The Compensation Committee reviewed our compensation policies and practices for all employees, including executive officers, and believes that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. In particular, the Compensation Committee believes that the following factors help mitigate against any such risks: (a) annual cash incentive compensation and long-term equity incentive compensation are based on a mix of our overall performance, business unit performance and individual performance; (b) the annual cash incentive compensation plan for executives and non-commissioned employees is based on a fixed formula that measures performance against budget and the achievement of specific strategic milestones; (c) the annual cash incentive compensation plan has no minimum funding levels, such that employees will not receive any rewards if satisfactory financial performance is not achieved by us; (d) equity incentives are awarded with either staggered or cliff vesting over several years, so as to promote long-term rather than short-term financial performance and encourage employees to focus on sustained stock price appreciation; (e) stock ownership guidelines which require retention of shares issued under executive compensation plans; and (f) base salaries are consistent with employees’ responsibilities and market practices so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.
Outstanding Equity Awards
The following table provides information concerning the number and value of unexercised SARs, restricted stock awards and RSUs for the named executive officers outstanding as of the year ended December 31, 2014:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
	SAR Awards								Stock Awards
Name	Number of Securities Underlying Unexercised SARs (#) Exercisable		Number of Securities Underlying Unexercised SARs (#) Unexercisable		Number of Securities Underlying Performance-based SARs (#) Unearned		SAR Exercise Price ($)	SAR Expiration Date	Number of Shares/RSUs that have not Vested (#)		Market Value of Shares/RSUs that have not Vested ($)
Nancy S. Lurker	58,902		—		—		5.03	3/1/2015	—		—
	74,456	(1)	37,228	(1)	—		6.41	1/31/2017	—		—
	—		—		—		—	—	50,702	(2)	90,757
	—		—		—		—	—	51,320	(3)	91,863
	47,233	(4)	94,467	(4)	—		5.44	4/4/2018	—		—
	—		—		188,165	(5)	5.10	2/26/2019	—		—
	—		177,665	(6)	—		5.10	2/26/2019	—		—
	—		—		—		—	—	63,177	(7)	113,087
Graham G. Miao	—		—		—		—	—	41,899	(8)	74,999
	—		117,187	(9)	—		1.79	10/20/2019	—		—
Gerald R. Melillo, Jr.	14,318	(10)	7,160	(10)	—		6.63	1/30/2017	—		—
	—		—		—		—	—	9,427	(11)	16,874
	—		—		—		—	—	10,997	(3)	19,685
	10,121		20,243	(4)	—		5.44	4/4/2018	—		—
	—		57,107	(12)	—		5.13	2/25/2019	—		—
	—		—		—		—	—	20,270	(13)	36,283
Jeffrey Smith	38,153		—		—		5.03	3/1/2015	—		—
	34,364	(10)	17,182	(10)	—		6.63	1/30/2017	—		—
	—		—		—		—	—	22,624	(11)	40,497
	—		—		—		—	—	25,660	(3)	45,931
	23,616		47,234	(4)	—		5.44	4/4/2018	—		—
	—		88,832	(12)	—		5.13	2/25/2019	—		—

(1) SARs that are two-thirds vested and the remaining one-third vest on January 31, 2015.
(2) Restricted shares of common stock that vest on January 31, 2015.
(3) Restricted shares of common stock that vest on April 4, 2016.
(4) SARs that are one-third vested and the remaining two-thirds vest one-half on each of April 4, 2015 and April 4, 2016.
(5) Performance-based SARs that are not exercisable until the performance conditions are met.
(6) SARS that vest one-third on each of February 26, 2015, February 26, 2016, and February 26, 2017.
(7) Restricted shares of common stock that vest on February 26, 2017.
(8) Restricted stock units that vest on October 20, 2017.
(9) SARs that vest one-third on each of October 20, 2015, October 20, 2016, and October 20, 2017.
(10) SARs that are two-thirds vested and the remaining one-third vests on January 30, 2015.
(11) Restricted shares of common stock that vest on January 30, 2015.
(12) SARS that vest one-third on each of February 25, 2015, February 25, 2016, and February 25, 2017.
(13) Restricted shares of common stock that vest on February 25, 2017.

Nonqualified Deferred Compensation
Although we still maintain a deferred compensation plan in which the named executive officers are eligible to participate, none of the named executive officers actively participated in our deferred compensation plan in 2014.
Potential Payments upon Termination or Change in Control
The following table reflects the estimated amount of compensation that would be payable to each of our 2014 named executive officers upon termination of such executive’s employment in accordance with their respective employment separation agreements and restricted stock grant agreements or in the event of a change of control of the Company. The term “change of control” generally means any transaction which results in our stockholders immediately prior to such transaction owning less than 51% of the surviving corporation or any acquisition of all or substantially all of our assets. In general: (i) non-performance based SARs vest upon a change of control; (ii) RSUs vest upon a change of control; and (iii) restricted stock vests upon a change of control. The amounts shown assume that such termination was effective as of December 31, 2014, and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Cash Payment ($)	Continuation of Medical/ Welfare Benefits (Present Value) ($)	Acceleration of Equity Awards ($) (1)	Total Termination Benefits ($)
Termination Without Cause or Resignation for Good Reason:
Nancy S. Lurker	$1,302,709	$48,576	$—	$1,351,285
Graham G. Miao	420,000	24,288	—	444,288
Gerald R. Melillo, Jr.	411,534	24,288	—	435,822
Upon a Change of Control:
(Not in connection with a termination)
Nancy S. Lurker	—	—	295,706	295,706
Graham G. Miao	—	—	74,999	74,999
Gerald R. Melillo, Jr.	—	—	72,842	72,842
Termination Without Cause or Resignation for Good Reason Following a Change in Control:
Nancy S. Lurker	1,302,709	48,576	295,706	1,646,992
Graham G. Miao	420,000	24,288	74,999	519,287
Gerald R. Melillo, Jr.	411,534	24,288	72,842	508,664

(1)
These amounts are based on the value of restricted shares of common stock and RSUs held at December 31, 2014 that would become immediately vested upon retirement or a change of control pursuant to the applicable restricted stock grant agreement. Non-performance based SARS that would become immediately vested upon a change in control pursuant to the Amended and Restated 2004 Stock Award and Incentive Plan were not included as they were all underwater as of December 31, 2014. Performance based SARS that would become immediately vested upon a change in control pursuant to the Amended and Restated 2004 Stock Award and Incentive Plan were not included as they were all underwater as of December 31, 2014. The market value of all equity reflected in the above table is based on the closing stock price of $1.79 on the last day of trading in 2014.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination, including accrued vacation pay, distributions of plan balances under the 401(k) plan and payments of amounts under disability insurance policies.
Below is a summary of all employment separation agreements that were in effect during all or a portion of 2014 for our named executive officers.
Employment Arrangements
Nancy S. Lurker – Chief Executive Officer
Ms. Lurker’s employment with us is “at will.” However, certain terms of Ms. Lurker’s employment with us related to her compensation, health and welfare benefits, perquisites and benefits upon termination are set forth in a Term Sheet dated October 27, 2008 as amended March 7, 2011 (the “Term Sheet”). The Term Sheet provides for an annual base salary of $566,500, with eligibility for annual incentive awards payable in cash up to a maximum of 75% of the amount of base salary, based on achievement of established performance metrics. The Term Sheet provides that Ms. Lurker is entitled to participate in long-term equity incentive awards plans, pursuant to which she is eligible to receive grants of RSUs and SARs with an aggregate grant date value of up to $700,000. All service-based long-term incentive awards will immediately vest upon the occurrence of a change in control, except that certain awards granted will vest only if the consideration paid to the Company’s stockholders in the change of control transaction equals or exceed certain performance targets. Ms. Lurker is entitled to an annual allowance of $15,000 for financial planning and health services. Payments and benefits to Ms. Lurker upon the termination of her employment with us are contained in her employment separation agreement, discussed below.
Under Ms. Lurker’s employment separation agreement, in consideration for her employment with us and certain covenants not to compete and not to solicit our employees or clients for a period of up to 24 months after termination of employment, and subject to a general release of claims against us, Ms. Lurker is entitled to receive the following benefits if she is terminated without Cause

(as defined below) or if she resigns for Good Reason (as defined below) or if her employment is terminated in connection with a change of control:

•	A payment equal to the product of twenty-four (24) times her then current monthly base salary;

•
A payment equal to the average of the annual amounts paid to her under any cash-based incentive or bonus plan in which she participates with respect to the last three (3) full fiscal years of her participation in such plan prior to the date of her termination (or, if her participation in such plan is less than three full fiscal years, such shorter number of full fiscal years of participation at the date of termination); and

•	Reimbursement for the cost of the premiums for COBRA group health continuation coverage for up to 24 months.
In addition, upon the occurrence of a change of control: (a) the time based vesting conditions applicable to each of Ms. Lurker’s performance based SARs shall be deemed to have been fully attained as of the date of such change of control; and (b) the stock price based performance conditions of such SARs shall be deemed to have been achieved if, as of the date of such change in control, the fair market value of a share of common stock of PDI exceeds the per share dollar threshold amount of the stock-based performance condition.
“Cause” generally means: (1) Ms. Lurker’s failure to use her best efforts to achieve her goals; (2) Ms. Lurker’s failure to comply with the reasonable instructions of our Board; (3) a material breach by Ms. Lurker of the terms of her confidentiality, non-solicitation and covenant not to compete agreement; (4) Ms. Lurker’s failure to adhere to our documented policies and procedures; (5) Ms. Lurker’s failure to adhere to moral and ethical business principles; (6) Ms. Lurker’s conviction of a criminal offense; (7) any documented act of material dishonesty or fraud by Ms. Lurker in the commission of her duties; or (8) misconduct by Ms. Lurker that results in a misstatement of our financial statements due to material non-compliance with financial reporting requirements under Section 304 of the Sarbanes-Oxley Act of 2002.
“Good Reason” generally means: (1) the failure to pay Ms. Lurker any material amount of compensation that is due and payable; (2) a material reduction in Ms. Lurker’s annual base salary; (3) the relocation of Ms. Lurker’s principal place of employment to a location more than 50 miles from Ms. Lurker’s current principal place of employment; (4) a material adverse alteration of Ms. Lurker’s duties and responsibilities; (5) an intentional, material reduction of Ms. Lurker’s aggregate target incentive awards under any incentive plans; or (6) in connection with a change in control, the material failure to maintain Ms. Lurker’s relative level of coverage under its employee benefit plans.
Graham G. Miao – Executive Vice President, Chief Financial Officer and Treasurer
On October 14, 2014, we entered into a term sheet and a separation agreement with Mr. Miao upon his employment with us. Pursuant to the term sheet Mr. Miao is employed as our Chief Financial Officer and Executive Vice President and his employment with us is “at will.” The term sheet provides for an annual base salary of $420,000, with eligibility for a cash annual incentive award with a target of 50% of base salary, based on achievement of established performance metrics. He received an inducement equity grant with a value of $150,000 on his commencement date, which are more fully described above in the section of this Proxy Statement entitled “Information About Our Executive Compensation Executive Compensation – Inducement Awards.” The term sheet provides that Mr. Miao is entitled to participate in long-term equity incentive awards plans, pursuant to which he is eligible to receive grants of RSUs and SARs with an aggregate grant date value of up to $300,000. All service-based long-term incentive awards will immediately vest upon the occurrence of a change in control.
Under Mr. Miao’s employment separation agreement, in consideration of certain covenants not to compete and not to solicit employees or clients for a period of up to 12 months after termination of employment, as well as a general release of claims against the Company, Mr. Miao is entitled to receive the following benefits if he is terminated without Cause (as defined below) or if he resigns with Good Reason (as defined below):

•	A payment equal to the product of 12 times his then current monthly base salary;

•	A payment equal to the average cash incentive compensation paid to him based on the three most recent years (or such lesser period of actual employment); and

•	Continued participation in our health and dental programs, at our expense, for 12 months.
For purposes of Mr. Miao’s agreement:
“Cause” generally means: (1) Mr. Miao’s failure to use his best efforts to achieve his goals that is not timely cured; (2) Mr. Miao’s failure to comply with the reasonable instructions of our Board; (3) a material breach by Mr. Miao of the terms of his separation agreement that is not timely cured; (4) Mr. Miao’s failure to adhere to our documented policies and procedures; (5) Mr. Miao’s failure to adhere to moral and ethical business principles; (6) breach by Mr. Miao of the terms of any confidentiality, non-solicitation and/or covenant not to compete agreement; (7) Mr. Miao’s conviction of a criminal offense; (7) any documented act of material dishonesty or fraud by Mr. Miao in the commission of his duties; or (8) misconduct by Mr. Miao that results in a misstatement of our financial statements due to material non-compliance with financial reporting requirements under Section 304 of the Sarbanes-Oxley Act of 2002.
“Good Reason” generally means: (1) the failure to pay Mr. Miao any material amount of compensation that is due and payable; (2) a material reduction in Mr. Miao’s annual base salary; (3) the relocation of Mr. Miao’s principal place of employment to a location more than 50 miles from Mr. Miao’s current principal place of employment; (4) a material adverse alteration of Mr. Miao’s duties and responsibilities; (5) an intentional, material reduction of Mr. Miao’s aggregate target incentive awards under any incentive plans; or (6) in connection with a change in control, the material failure to maintain Mr. Miao’s relative level of coverage under its employee benefit plans.
Gerald R. Melillo, Jr. – President of Sales Services

Under Mr. Melillo’s employment separation agreement, in consideration of certain covenants not to compete and not to solicit employees or clients for a period of 12 months after termination of employment, as well as a general release of claims against the Company, Mr. Melillo is entitled to receive the following benefits if he is terminated without Cause (as defined below) or if he resigns with Good Reason (as defined below):

•	A payment equal to the product of 12 times his then current monthly base salary;

•	A payment equal to the average cash incentive compensation paid to him during the three most recent years; and

•	Reimbursement for the cost of the premiums for COBRA group health continuation coverage for up to 12 months.
For purposes of Mr. Melillo’s agreement:
“Cause” generally means: (1) Mr. Melillo’s failure to use his best efforts to achieve his goals; (2) Mr. Melillo’s failure to comply with the reasonable instructions of our CEO and/or the Board; (3) Mr. Melillo’s failure to adhere to our documented policies and procedures; (4) Mr. Melillo’s failure to adhere to any confidentiality, non-solicitation and/or noncompete obligations in effect; (5) Mr. Melillo’s failure to adhere to moral and ethical business principles consistent with our Code of Business Conduct and Guidelines on Corporate Governance; (6) Mr. Melillo’s conviction of any criminal offense; (7) any documented act of material dishonesty or fraud by Mr. Melillo; or (8) if Mr. Melillo engages in acts constituting misconduct resulting in a misstatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under The Sarbanes-Oxley Act of 2002.
“Good Reason” generally means, prior to a change in control: (1) our failure to pay any material amount of base salary or other deferred compensation when due and payable; (2) a material reduction in Mr. Melillo’s base salary; (3) a relocation of our principal place of employment more than 50 miles from our current principal place of employment; (4) a material adverse alteration of Mr. Melillo’s authority, duties, or responsibilities; (5) an intentional, material reduction of Mr. Melillo’s aggregate target incentive awards under any short-term and/or long term incentive plans; and overall compensation plan resulting in the material reduction of his earning potential; or (6) failure to maintain Mr. Melillo’s fringe benefits except to the extent the reduction is applicable globally to executives at his level. Items 4 through 6 only constitute “Good Reason” after a change in control has occurred.

PROPOSAL NO. 2 –
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Company’s stockholders are entitled to vote at the Annual Meeting on whether to provide advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall total compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or the Board.
Our executive compensation program is designed to attract and retain superior employees in key positions to enable us to succeed in the highly competitive market for talent, while simultaneously maximizing stockholder returns. We intend to provide a competitive compensation package to our executives, tie a significant portion of pay to performance and utilize components that align the interests of our executives with those of our stockholders. The Compensation Committee and the Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and appropriately aligned with our performance and the performance of our executives.
We are asking the Company’s stockholders to indicate their support for the advisory approval of the Company’s executive compensation as described in this Proxy Statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders APPROVE, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2015 Summary Compensation Table and the other related tables and narrative disclosure.”
While this advisory vote is non-binding, the Board values the opinions that stockholders express in their votes and will, as a matter of good corporate practice, take into account the outcome of the vote when considering future compensation decisions.
The Board Recommends a Vote FOR the Advisory Vote
on Executive Compensation and Proxies That are Returned
will be So Voted Unless Otherwise Instructed.

PROPOSAL NO. 3 – APPROVAL OF AMENDMENT
TO OUR AMENDED AND RESTATED 2004 STOCK AWARD AND INCENTIVE PLAN INCREASING SHARES AUTHORIZED BY 2,450,000
At the Annual Meeting, stockholders will be asked to approve an amendment to the Amended and Restated 2004 Stock Award and Incentive Plan, as amended (the “Amended 2004 Stock Incentive Plan”), which was approved by the Board on April 9, 2015, subject to approval of our stockholders, to increase by 2,450,000 shares the number of shares of Common Stock authorized under the 2004 Stock Incentive Plan. The text of the proposed Amendment is attached hereto as Annex A.
An incidental effect of stockholder approval of the amendments to the Amended 2004 Stock Incentive Plan will be to extend the period during which incentive stock options (“ISOs”) may be granted under the Amended 2004 Stock Incentive Plan to the tenth anniversary of the date of such stockholder approval. Except as set forth above, there are no other changes to the Amended 2004 Stock Incentive Plan from the version of the plan that was approved by stock at the last annual meeting. If our stockholders do not approve the proposed amendments, then the Amended 2004 Stock Incentive Plan will continue, without modifications, in full force and effect.
Background and Reasons for the Amendments
The Company’s original 2004 Stock Award and Incentive Plan was approved by our stockholders at the 2004 annual meeting. The plan’s purpose is to attract, retain and motivate executives, other key employees, non-employee directors and providers of substantial services to the Company. Since approval of the Amended 2004 Stock Incentive Plan, equity compensation has historically been a key element of our compensation program, and the ability to grant equity-based compensation has enabled us to attract and retain talented employees. Additionally, equity-based awards have allowed us to link incentive rewards to our performance, to encourage employee ownership in our stock and to further align the interests of employees with those of our stockholders. Equity based compensation is a common form of compensation in our industry, and without these awards, we would be at a disadvantage against our competitors for recruiting and retaining key talent.
We amended and restated the plan, which the stockholders approved at the 2011 and 2014 annual meetings, and the amendments adopted then reserved an additional 2,350,000 shares of Common Stock for issuance in the aggregate for such purposes.
We believe that we have effectively and efficiently managed the share pool under the Amended 2004 Stock Incentive Plan. With our recent growth in revenues and operations, we have been hiring senior executives and other key employees and accordingly, the number of shares available for grant under the Amended 2004 Stock Incentive Plan has been depleted. As of April 17, 2015, we had available for grant a total of 803,130 shares which could be issued under the Amended 2004 Stock Incentive Plan. We wish to replenish the amount of shares available for grants to attract and retain executives, other key employees, non-employee directors and providers of substantial services to us over the next several years.

We have reviewed the request for an increase in the number of shares reserved to the Amended 2004 Stock Incentive Plan against certain guidelines in determining whether to recommend that stockholders approve such requests. We believe that the request is in compliance with these guidelines, including the acceptable levels of shareowner value transfer (dilution) and the run rate for usage of shares (commonly known as the “burn rate”). The chart set forth below shows the number of grants of each type of stock award during each fiscal year and the combined burn rate of shares used for grants to participants under the Amended 2004 Stock Incentive Plan, as of December 31st of each such year:

Types of Shares	2014	2013	2012	2011
Time-vested stock options and SARs granted	620,058	396,760	339,571	—
Time-vested restricted stock/RSUs granted	360,749	248,473	214,210	331,268
Weighted average basic common shares outstanding	14,900,921	14,718,339	14,584,555	14,439,599
Burn rate	6.58%	4.38%	3.80%	2.29%

Reasons for Stockholder Approval
Our Board seeks stockholder approval of the Amended 2004 Stock Incentive Plan in order to satisfy certain requirements, including NASDAQ requirements, which require that stockholder approval be obtained for amendments which increase the number of shares available under the Amended 2004 Stock Incentive Plan. In addition, our Board regards stockholder approval of the Amended 2004 Stock Incentive Plan as desirable and consistent with corporate governance best practices.
As of April 17, 2015, the equity awards available and outstanding under the Plan, and their respective features, were as follows1:

SARs and Options Outstanding	1,279,071
Full-Value Awards Outstanding	1,618,153
Shares Available for Grant	803,130
Weighted Average Exercise Price of Outstanding SARs and Options	$4.96
Weighted Average Remaining Term of Outstanding SARs and Options	3.36 Years

[1]	The figures included in this table reflect all equity plan shares. This table excludes the 2,450,000 shares requested in this proposal.
Summary of the Amended 2004 Stock Incentive Plan
The material features of the Amended 2004 Stock Incentive Plan are described below. This summary does not purport to be a complete description of all of the provisions of the Amended 2004 Stock Incentive Plan, and is qualified in its entirety by reference to the full text of the Amended 2004 Stock Incentive Plan and Amendment No. 1 to the Amended 2004 Stock Incentive Plan, which were included as Annex A to the Proxy Statement for our 2011 and 2014 annual meetings, respectively, which can be obtained at the SEC’s website www.sec.gov.
Purpose of the Amended 2004 Stock Incentive Plan
The Amended 2004 Stock Incentive Plan has enabled us to implement a compensation program with different types of incentives for attracting, retaining and motivating employees, directors and other persons who provide substantial services to the Company. In particular, stock options, restricted stock, SARs and RSUs are an important element of compensation for employees and directors, because such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and our stockholders. Annual incentive awards and other performance-based awards provide rewards for achieving specific performance objectives, such as earnings goals. The ability to grant such awards as compensation under the Amended 2004 Stock Incentive Plan will help us to remain competitive, and provide a stronger incentive for each person granted an award to dedicate his or her maximum efforts for the success of our business. Our Board and the Compensation Committee therefore view the Amended 2004 Stock Incentive Plan as a key part of our compensation program.
Types of Awards Available Under the Amended 2004 Stock Incentive Plan
The Amended 2004 Stock Incentive Plan authorizes a broad range of awards, including:

•	stock options;

•	SARs;

•	restricted stock, which is a current grant of shares subject to a risk of forfeiture and restrictions on transfer;

•	deferred stock, which is a contractual commitment to deliver shares or other awards at a future date, which may also be referred to as “stock units,” “RSUs,” “phantom shares” or “performance shares”;

•	bonus stock and other awards based on our common stock;

•	dividend equivalents, which are rights to receive cash, shares or other awards equal in value to dividends paid with respect to specified number of shares of our stock;

•	performance awards, denominated in cash, stock or other awards, tied to the achievement of specific performance objectives; and

•	options to purchase shares pursuant to an employee stock purchase program.
Shares Available under the Amended 2004 Stock Incentive Plan
Only the number of shares actually delivered to participants in connection with an award are counted against the number of shares reserved under the Amended 2004 Stock Incentive Plan. Thus, shares underlying an award will become available again for new awards if an award expires or is forfeited, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of a SAR than the number to which the SAR related, or if shares that had been issued as restricted stock are forfeited.
As of April 17, 2015, there were 2,897,224 shares subject to outstanding awards under our plans, which as described above may become available for grant under the Amended 2004 Stock Incentive Plan if those awards expire or are forfeited. In addition, as of April 17, 2015, there were 803,130 shares of common stock available for issuance in respect of new awards under the Amended 2004 Stock Incentive Plan.
The proposed amendment we are asking you to approve would increase the shares available under the Amended 2004 Stock Incentive Plan by 2,450,000. As of April 17, 2015, this amount of shares represented 15.1 % of the issued and outstanding shares of our common stock.
Shares delivered under the Amended 2004 Stock Incentive Plan may be either authorized and unissued shares or treasury shares. The number of shares reserved under the Amended 2004 Stock Incentive Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.
On April 17, 2015 the last reported sale price of our common stock on NASDAQ was $1.32 per share.

Per-Person Award Limitations
The Amended 2004 Stock Incentive Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the Amended 2004 Stock Incentive Plan – options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards – relating to no more than his or her “Annual Limit.” The Annual Limit equals 400,000 shares of each type of share-based award, plus the amount of the participant’s unused Annual Limit relating to share-based awards of the same type as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events.
With respect to incentive awards not valued by reference to Common Stock at the date of grant, the Amended 2004 Stock Incentive Plan limits such performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $3,500,000 plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per person limit on stock-based awards is independent of the limit on cash-denominated performance awards. These limits apply only to awards under the Amended 2004 Stock Incentive Plan, and do not limit our ability to enter into compensation arrangements outside of the Amended 2004 Stock Incentive Plan.
Adjustments to Shares Reserved, Awards and Award Limits
In the event of a large, special and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock, the Compensation Committee will, in the manner it deems equitable, adjust the number and kind of shares which may be delivered in connection with an award, the number and kind of shares by which annual per-person award limits are measured, any exercise price or share price referenced in the award terms (such as a SAR’s grant price) and other terms of the award in order to preserve without enhancing or diminishing the value of the award. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.
No Re-pricing
We may not re-price, replace, or re-grant options or SARs granted under the Amended 2004 Stock Incentive Plan without stockholder approval. Specifically, without stockholder approval: (i) no outstanding option or SAR granted under the Amended 2004 Stock Incentive Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option or SAR; (ii) the Board may not cancel any outstanding option or SAR (whether or not granted under the Amended 2004 Stock Incentive Plan) and grant in substitution therefor new awards under the Amended 2004 Stock Incentive Plan covering the same or a different number of shares of stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or SAR; and (iii) we may not repurchase for cash options or SARs granted under the Amended 2004 Stock Incentive Plan with an exercise price that is more than 100% of the fair market value of a share of stock on the date of repurchase.
Eligibility
Our employees or any of our subsidiaries or affiliates, non-employee directors, a consultant or any other person who provides substantial services to us or a subsidiary or affiliate are eligible to be granted awards under the Amended 2004 Stock Incentive Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee. The Compensation Committee has the authority to select eligible persons to become participants in the Amended 2004 Stock Incentive Plan. As of March 31, 2015, approximately 1,123 employees, 5 non-employee directors and an undetermined number of consultants or other persons providing substantial services to us, a subsidiary or affiliate are eligible to participate in the Amended 2004 Stock Incentive Plan. However, it is not our practice to issue equity based awards to all eligible persons. Historically for the past 6 years, we have limited awards to a select minority of our employees and to our non-employee directors, and have not granted any stock awards to other persons providing services to us. Additionally, the Compensation Committee has generally granted the CEO the authority to issue stock-based awards up to a certain share or dollar amount each year to employees who are not members of the management team and who have made special contributions to us.
Administration
The Amended 2004 Stock Incentive Plan is administered by the Compensation Committee, except that our Board may itself act in place of the Compensation Committee to administer the Amended 2004 Stock Incentive Plan and will act in place of the Compensation Committee with respect to grants to non-employee directors. The members of the Compensation Committee must be non-employee directors. Subject to the terms and conditions of the Amended 2004 Stock Incentive Plan, the Compensation Committee is authorized to select participants, grant awards, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Amended 2004 Stock Incentive Plan, and make all other determinations, which may be necessary or advisable for the administration of the Amended 2004 Stock Incentive Plan. It is not the Compensation Committee’s practice to permit transfers of Awards for consideration.
The Compensation Committee is permitted to delegate authority to our CEO or other officers of the Company, the authority to perform such functions, including the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The Amended 2004 Stock Incentive Plan provides that Compensation Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Amended 2004 Stock Incentive Plan.

Stock Options and SARs
The Compensation Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “grant price.” The exercise price of an option and the grant price of a SAR are determined by the Compensation Committee, but generally may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR will be ten years from the date of grant. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee. We have not issued stock options since 2005.
Restricted and Deferred Stock/ RSUs
The Compensation Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of our stockholders, including the right to vote the shares and to receive dividends, unless otherwise determined by the Compensation Committee.
Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of RSUs. The Compensation Committee will establish any vesting requirements for deferred stock/ RSUs granted for continuing services. One advantage of RSUs, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Compensation Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including RSUs, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid or accrue if so authorized by the Compensation Committee.
Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations
The Amended 2004 Stock Incentive Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, common stock. The Compensation Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.
Performance-Based Awards
The Compensation Committee may grant performance awards, which may be denominated as a cash amount, number of shares or specified number of other awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee. If so determined by the Compensation Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•	revenues;

•	earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items;

•	return on assets, return on investment, return on capital or return on equity;

•	net revenue or net income per common share (basic or diluted);

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic value created or added;

•	operating margin or profit margin;

•	stock price or total stockholder return; and

•
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, geographic business expansion goals, cost targets, the acquisition of new clients and/or the retention of existing clients, client satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries or affiliates, goals related to entering into or the performance of joint ventures or strategic alliances, and goals related to the development of new services and markets and our financial performance related to such new services and markets.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The Compensation Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.
Annual Incentive Awards
One type of performance award that may be granted under the Amended 2004 Stock Incentive Plan is annual incentive awards, settleable in cash, shares or other awards upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The Compensation Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than the earlier of 90 days after the beginning of the performance period or the time that 25% of such performance period has elapsed. As stated above, annual incentive awards granted to named executive officers are intended to constitute “performance-based compensation” not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Compensation Committee may specify additional requirements for the earning of such awards.
Employee Stock Purchase Program
The Compensation Committee has discretion to make awards under the “employee stock purchase plan” component of the Amended 2004 Stock Incentive Plan (the “ESPP”) and the discretion to determine employees who are eligible to participate in the ESPP. Employees who are not eligible to participate in the ESPP include, but are not limited to, any participant who would own more than 5% of the voting power or value of our stock immediately after a grant under the ESPP and participation for each eligible participant is annually limited such that no participant may receive options to purchase more than $25,000 of common stock based on the fair market value of such stock at the time the options are granted. The aggregate number of shares of stock that may be subject to options under the ESPP is determined on an annual basis.
Forfeiture of Awards and Award Gains Upon Certain Events
Unless otherwise determined by the Compensation Committee, each award granted under the Amended 2004 Stock Incentive Plan will be subject to forfeiture, as described in this section. The unexercised portion of an option, whether or not vested, and any other award not then settled, will be forfeited and cancelled upon a forfeiture event, as defined in the Amended 2004 Stock Incentive Plan, and the participant will be obligated to repay us the total amount of gain realized by the participant upon exercise or settlement of the award that occurred within the time period specified in the Amended 2004 Stock Incentive Plan. A forfeiture event is defined in the Amended 2004 Stock Incentive Plan as any of the following events, if the event occurs either during the participant’s employment with us or during the one-year period following termination of employment: (i) the participant competing with us, interfering with our business relationships or influencing our employees to terminate employment with us; (ii) the participant’s failure to maintain as confidential our confidential or proprietary information; (iii) the participant making disparaging remarks about us or our representatives; (iv) the participant’s failure to cooperate with us in any suit or proceeding; or (v) termination of the participant’s employment for cause, as defined in the Amended 2004 Stock Incentive Plan.
Dividend Equivalents
Dividend equivalents are rights to receive payments or property equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash, stock, other awards or other property having a value equal to the dividends paid with respect to a specified number of shares. Historically, we have not paid any dividends to its stockholders or granted any dividend equivalents under the Original 2004 Stock Incentive Plan (including, without limitation, any dividend equivalent rights in respect of performance-based awards).
These awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents would be granted in connection with RSUs or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.
Vesting, Forfeitures, and Related Award Terms
The Compensation Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.
Impact of a Change in Control
Upon a change in control, as defined in the Amended 2004 Stock Incentive Plan, unless otherwise provided by the Compensation Committee in the award agreement, awards will become fully vested and exercisable and restrictions thereon will lapse. In addition, the Compensation Committee may permit a participant who holds an option or SAR the right to elect, during the 60-day period immediately following the change in control, to receive in cash the excess of the change in control price over the exercise price of the option or SAR, in lieu of acquiring shares covered by the option or SAR, for each share covered by such option. The Compensation Committee may also extend to any participant who holds other types of awards denominated in shares the right to elect, during the 60-day period immediately following the change in control, in lieu of receiving shares covered by the award, to receive in cash the change in control price multiplied by the number of shares covered by the award. The change in control price will be determined based on the highest market price during the 60-day period prior to or following the change in control or, if higher, the consideration received by stockholders in the change in control transaction. The Compensation Committee may also specify in any award agreement that performance conditions will be deemed met or exceeded upon a change in control.

Amendment and Termination of the Amended 2004 Stock Incentive Plan
Our Board may amend, suspend, discontinue, or terminate the Amended 2004 Stock Incentive Plan or the Compensation Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ rules. NASDAQ rules require stockholder approval of material modifications to plans such as the Amended 2004 Stock Incentive Plan, including, but not limited to, amendments which increase the number of shares available under such plans. Unless earlier terminated by the Board, the Amended 2004 Stock Incentive Plan will terminate at such time that no shares reserved under the Amended 2004 Stock Incentive Plan remain available and we have no further obligation with respect to any outstanding award.
Federal Income Tax Implications of the Amended 2004 Stock Incentive Plan
The following discussion is a summary of certain federal income tax considerations that may be relevant with respect to awards issuable under the Amended 2004 Stock Incentive Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other considerations that may be relevant to a participant. In general, the discussion below relates only to types of awards that we currently grant or have granted in the past.
Stock Options and SARs
The grant of an option or a SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the difference between the grant price and the cash or the fair market value of the shares received.
Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods (two years from the date the option was granted and one year from the date the shares were transferred upon the exercise of the option), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price.
Otherwise, a participant’s sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis”

in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.
We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.
Restricted Stock
A participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and we will not be entitled to a deduction, until the stock is transferable by the participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, we will be entitled to a deduction in the same amount. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.
A participant may elect to recognize ordinary income in the year when the share award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to any restrictions. This election is referred to as a Section 83(b) election. In that event, we will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the participant. The participant may not claim a credit for any tax previously paid on stock that is later forfeited.
Deferred Stock/ RSUs
If a participant is granted deferred stock or a RSU, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of deferred stock or a RSU, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and we will receive a deduction equal to the income recognized by the participant. The subsequent disposition of shares acquired pursuant to deferred stock or a RSU will result in capital gain or loss based on the difference between the price received on disposition and the participant’s basis in those shares (generally, the market value of the shares at the time of their issuance).
Performance-Based Compensation

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it.
Under the Amended 2004 Stock Incentive Plan, options and SARs granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying stock at the date of grant, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify; however, so there can be no assurance that such compensation under the Amended 2004 Stock Incentive Plan will be fully deductible under all circumstances.
The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Amended 2004 Stock Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended 2004 Stock Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
New Plan Benefits
If the Amended 2004 Stock Incentive Plan is approved by stockholders, awards under the Amended 2004 Stock Incentive Plan will be determined by the Compensation Committee in its discretion, and it is, therefore, not possible to predict the awards that will be made to particular officers or directors in the future under the Amended 2004 Stock Incentive Plan. Please refer to the “Compensation Discussion and Analysis” and “Director Compensation” sections for a description of our historical grant practices.
Securities Authorized For Issuance under Equity Compensation Plans
The table below sets forth certain information with respect to all of our equity compensation plans as of December 31, 2014, and does not reflect grants, awards, exercises, terminations or expirations since that date.

Equity Compensation Plan Information
Year Ended December 31, 2014(1)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2004 Stock Award and Incentive Plan, 2000 Omnibus Incentive Compensation Plan, and 1998 Stock Option Plan)	1,575,734	$5.37	1,441,028

Equity compensation plans not approved by security holders	159,086	$1.79	—
Total (2)	1,734,820	$5.04	1,441,028

(1)	See the table in section “Reasons for Stockholder Approval” for the equity awards available and outstanding under the Plan, and their respective features, as of April 17, 2015.

(2)	Excludes restricted stock and RSUs in the equity compensation plans approved by security holders.
The Board Recommends a Vote FOR the Approval of the Amendment to our Amended 2004 Stock Award and Incentive Plan and Proxies That are Returned
will be So Voted Unless Otherwise Instructed.

PROPOSAL NO. 4 – APPROVAL OF AMENDMENT
TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 100,000,000
Our Board of Directors is requesting stockholder approval of an amendment to our Certificate of Incorporation to increase the Company’s number of authorized shares of common stock, par value $0.01 per share, from 40,000,000 shares to 100,000,000 shares, which will result in the increase of the total number of authorized shares of capital stock from 45,000,000 to 105,000,000. The number of authorized shares of preferred stock will remain at 5,000,000.
The general purpose of this action is to enhance the Company’s ability to finance the development and operation of its business. Potential uses of the additional authorized shares of common stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of the common stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense or delay of seeking stockholder approval. We are at all times investigating additional sources of financing, which its Board believes will be in its best interests of the Company and our stockholders. Shares of common stock carry no pre-emptive rights to purchase additional shares.
Adoption of the proposed amendment would not have an immediate effect on the rights of the holders of currently outstanding common stock of the Company. However, the Company’s Board will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.
 The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.
If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the state of Delaware. A copy of the proposed Certificate of Amendment of the Company's Certificate of Incorporation is attached hereto as Annex B.
In addition to the 16,198,587 shares of common stock outstanding on April 17, 2015, the Board has reserved 803,130 shares for issuance upon exercise of options, SARs and RSUs granted under the Company’s equity incentive plans.

The Board of Directors Recommends a Vote FOR the Approval of the Proposed Amendment of the Company's Certificate of Incorporation to Increase our Authorized Common Stock from 40,000,000 Shares to 100,000,000 Shares;
and Proxies That are Returned will be so Voted Unless Otherwise Instructed.

PROPOSAL NO. 5 –
RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Although stockholder approval is not required, we desire to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing BDO as the independent registered public accounting firm of the Company and its subsidiaries. The accompanying proxy will be voted FOR the ratification of the appointment of BDO unless the proxy contains instructions otherwise. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee, but the Audit Committee will not be required to take any action.
A representative of BDO will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.
The Board Recommends a Vote FOR the Ratification of the Appointment of
BDO USA, LLP for Fiscal Year 2015, and Proxies That are Returned
will be So Voted Unless Otherwise Instructed.
AUDIT COMMITTEE REPORT
The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.
The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2014 and discussed them with management and BDO USA, LLP (“BDO”), the independent registered public accounting firm that audited our financial statements for fiscal 2014. The Audit Committee has also discussed with BDO the matters required to be discussed by Public Company Accounting Oversight Board’s Audit Standard No. 16 Communication with Audit Committees. The Audit Committee also received the written disclosures and the letter from BDO required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with BDO the firm’s independence.
Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, including the effectiveness of internal control over financial reporting. BDO was responsible for performing an independent audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. BDO had full access to the Audit Committee to discuss any matters they deem appropriate.

Based on the reports and discussions described in this report, the Audit Committee recommended to the Board that our audited financial statements for fiscal 2014 be included in our annual report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.
Submitted by the Audit Committee
Jack E. Stover, Chairperson
Gerald P. Belle
Heiner Dreismann
Audit Committee Matters and Fees Paid to Independent Registered Public Accounting Firm
Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the independent registered public accounting firm’s retention to audit our financial statements and permissible non-audit services, including the associated fees, is approved by the Audit Committee. At the beginning of each fiscal year, the Audit Committee evaluates other known potential engagements of the independent registered public accounting firm, in light of the scope of the work proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence. At subsequent Audit Committee meetings, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. Typically, these would be services, such as due diligence for an acquisition, that were not known at the beginning of the year. The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between committee meetings. If the Chairperson so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.
BDO, an independent registered public accounting firm, has served as our independent accountants beginning in 2012. Fees for services provided by BDO for the past two completed years ended December 31 were as follows:

PRINCIPAL ACCOUNTANT FEES AND SERVICES
	2014	2013
Audit Fees	$386,419	$301,963
Audit-Related Fees	10,744	40,745
Tax Fees	—	12,109
All Other Fees	—	—
Total Fees	$397,163	$354,817

Fees for audit services include the audit of our consolidated financial statements. Included within audit fees for the year ended December 31, 2014 are those fees which total $81,100 that are associated with the audits of certain property acquired from Asuragen, Inc. and RedPath Integrated Pathology, Inc., as filed with Amendment No. 1 to Forms 8-K on October 29, 2014 and January 16, 2015, respectively. Fees for audit-related services in 2014 and 2013 consist of the audits of our 401(k) plan by BDO.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We are required to disclose transactions since January 1, 2014, to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or to our knowledge, beneficial owners of more than 5% of our capital stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment, compensation, termination and change in control arrangements with our named executive officers, which are described under “Information About the Compensation of Our Directors” and “Information About Our Executive Compensation.” We are not a party to a current transaction with a related person, and no transaction is currently proposed, in which the amount of the transaction exceeds $120,000 and in which a related person had or will have a direct or indirect material interest.
The Nominating Committee has responsibility for reviewing and approving or disapproving all proposed related person transactions, including all transactions required to be disclosed by applicable SEC disclosure rules. When reviewing and evaluating a related person transaction, the Nominating Committee may consider, among other things, any effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in an arm’s length transaction with an unrelated third party, the commercial reasonableness of the transaction, the benefit of the transaction to us and any other matters the Nominating Committee deems appropriate. Our management will notify the Nominating Committee of new proposed related party transactions of which they become aware and any material changes to any previously approved or ratified related party transactions. The Nominating Committee will coordinate with the Audit Committee, which retains responsibility under its charter for the proper disclosure of any such transactions under applicable SEC disclosure rules.
RISK OVERSIGHT BY THE BOARD
The Board and in particular, the Audit Committee, view enterprise risk management as an integral part of the Company’s planning process. The subject of risk management is a recurring agenda item. The Audit Committee receives reports from the Chief Compliance Officer (or an outside consultant fulfilling that responsibility), and the Audit Committee in turn calls the Board’s attention to items in such reports as it deems appropriate for review by the full Board.
Additionally, the charters of certain of the Board’s committees assign oversight responsibility for particular areas of risk. For example, our Audit Committee oversees management of enterprise-wide risks, including those related to accounting, auditing and financial reporting and maintaining effective internal control over financial reporting, and for compliance with the Code of Business Conduct. Our Nominating Committee oversees compliance with listing standards for independent directors, committee assignments and related party transactions and other conflicts of interest. Our Compensation Committee oversees the risk related to our compensation plans, policies and practices. All of these risks are discussed with the entire Board in the ordinary course of the chairperson’s report of committee activities at regular Board meetings.
OTHER MATTERS
We know of no other matters to be acted upon at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.
ADDITIONAL INFORMATION
Householding
The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or annual report on Form 10-K, please contact us by writing to Patrick K. Kane, Vice President and Corporate Controller, PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054, or calling him at 1-862-207-7864.

Stockholder Proposals for the 2016 Annual Meeting
Any proposal that a stockholder desires to have included in our proxy materials relating to our annual meeting of stockholders in 2016 must be received by us at our principal office at PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054 no later than January 6, 2016 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for that meeting.
The Company’s Bylaws provide that advance written notice of stockholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Secretary of the Company not less than 90 days (March 5, 2016) nor more than 120 days (February 2, 2016) prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by any stockholder of business intended to be brought must be received not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made (such advance written notice within such time periods is defined as “Timely Notice”).
A stockholder’s written notice must set forth, as to each proposed matter: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our Bylaws, the language of the proposed amendment; (ii) the name and address, as they appear on our books, of the stockholder proposing such business; (iii) the number of shares of our common stock which are beneficially owned by such stockholder; (iv) a representation that the stockholder is a holder of record of shares of the Company’s common stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (v) any Disclosable Interests (as defined in the Company’s Bylaws) of the stockholder in such proposal.
The Company’s Bylaws also provide that a stockholder may request that persons be nominated for election as directors by providing Timely Notice and providing the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth in the Company’s Bylaws.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 3, 2015
This Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2014 are available on the Internet at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07087.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, then the section of this Proxy

Statement entitled “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing. The content contained in, or that can be accessed through, our website is not incorporated into this Proxy Statement.
Availability of Annual Report on Form 10-K
We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our annual report on Form 10-K for the year ended December 31, 2014, including the financial statements and financial statement schedules included therein. All such requests should be directed to Patrick K. Kane, Vice President and Corporate Controller, PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054.

By order of the Board of Directors,

Gerald P. Belle Chairman

April 28, 2015

ANNEX A
AMENDMENT NO. 2
TO THE
PDI, INC.
AMENDED AND RESTATED 2004 STOCK AWARD AND INCENTIVE PLAN
This AMENDMENT NO. 2 to the PDI, Inc. Amended and Restated 2004 Stock Award and Incentive Plan (“Amendment No. 2”) is effective as of June 3, 2015.
1.    Amendment. Consistent with the authority granted to the Board of Directors of PDI, Inc. as provided in Section 12(e) thereof Section 4(a) of the Amended and Restated 2004 Stock Award and Incentive Plan (the “Plan”) of PDI, Inc. (the “Corporation”), effective June 3, 2015, is hereby amended and replaced with the following:
“(a)    Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12(c), the shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be: (i) 893,916 original shares reserved on the Effective Date of the adoption of the Plan on June 16, 2004; (ii) 1,100,000 new shares reserved on May 31, 2011 the effective date of the Plan’s first amendment and restatement; (iii) 1,250,000 new shares reserved on June 4, 2014 the effective date of the restated Plan’s first amendment; (iv) 2,450,000 new shares reserved on June 3, 2015 the effective date of the restated Plan’s second amendment; (v) the number of shares remaining under the Preexisting Plans as of the Effective Date; and (vi) the number of shares which become available in accordance with Section 4(b) after the Effective Date. In order that applicable regulations under the Code relating to ISOs shall be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of ISOs shall be the number specified in clause (i) of the first sentence of this Section 4(a), and, if necessary to satisfy such regulations, that same maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”
2.    Effectiveness of Amendment No. 2. This Amendment No. 2 shall be effective upon the approval of the holders of at least a majority of the shares of common stock of the Corporation present in person or represented by proxy at the annual stockholders meeting and entitled to be cast at such meeting, in accordance with the terms and conditions of the Plan, the Corporation’s amended and restated certificate of incorporation, amended and restated bylaws and applicable Delaware law.
3.    Effectiveness of Plan. Except as set forth in this Amendment No. 2, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.

4.    Execution. The Board of Directors of the Corporation has caused its authorized officer to execute this Amendment No. 2 and to record the same in the books and records of the Corporation.
PDI, Inc.

By:
Name:     Nancy S. Lurker
Title:    Chief Executive Officer

ANNEX B
CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF
PDI, INC.
PDI, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify that:

1.	The name of the Corporation is PDI, Inc.

2.
The Board of Directors of the Corporation duly adopted resolutions approving and setting forth this proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring the Amendment’s advisability to its stockholders, and directing that the Amendment be considered at the 2015 annual meeting of the stockholders of the Corporation. At the annual meeting of the stockholders of the Corporation held on June 3, 2015, holders of a majority of the outstanding shares of the Corporation’s common stock, being the only outstanding class of the Corporation’s capital stock entitled to vote, voted in favor of the adoption of the Amendment.

3.	The Amendment provides as follows:
The first paragraph of ARTICLE FOURTH of the Corporation’s Certificate of Incorporation is amended to read as follows:
FOURTH: The total number of shares of all classes of stock which this corporation shall have authority to issue is 105,000,000, consisting of (i) 100,000,000 shares of common stock, par value $.01 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”).

4.
The Amendment herein certified has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation of PDI, Inc. has been executed as of this _____ day of ___________, 2015.
PDI, Inc.

By:
Name:     Nancy S. Lurker
Title:    Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

PDI, INC.

June 3, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of meeting, proxy statement, and proxy card are available at http://www.astproxyportal.com/ast/07087/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230303030000000000 2 060315

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class II Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
○ Gerald P. Belle
○ Nancy S. Lurker

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers, as discussed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.	☐	☐	☐
3. Proposal to approve amendment of the Amended and Restated 2004 Stock Award and Incentive Plan increasing authorized shares by 2,450,000.	☐	☐	☐
4. Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000	☐	☐	☐
5. Ratification of BDO USA, LLP as independent registered public accounting firm for fiscal 2015.	☐	☐	☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

PDI, INC.

June 3, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement, and proxy card are available at http://www.astproxyportal.com/ast/07087/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230303030000000000 2 060315

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class II Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Gerald P. Belle
- ○ Nancy S. Lurker

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Proposal to approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers, as discussed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.	☐	☐	☐
3. Proposal to approve amendment of the Amended and Restated 2004 Stock Award and Incentive Plan increasing authorized shares by 2,450,000.	☐	☐	☐
4. Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000	☐	☐	☐
5. Ratification of BDO USA, LLP as independent registered public accounting firm for fiscal 2015.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY SOLICITED BY THE BOARD OF DIRECTORS

PDI, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 3, 2015

The undersigned stockholder of PDI, Inc. (the "Company") hereby appoints Nancy S. Lurker and Graham G. Miao and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 3, 2015, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting of Stockholders of the Company, in accordance with and as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR the Company's nominees in proposal 1, and FOR proposals 2, 3, 4 and 5.

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

1.1 14475